EXHIBIT 8
                                                                       ---------



                     FIRST AMENDMENT TO CUSTODIAL AGREEMENT


         THIS FIRST AMENDMENT TO CUSTODIAL AGREEMENT (this "AMENDMENT") is dated as of July 11, 2002 among CAPITAL TRUST, INC., a Maryland corporation ("LENDER"), having an address at 410 Park Avenue, 14th Floor, New York, New York 10022; PROMETHEUS SOUTHEAST RETAIL TRUST, a Maryland real estate investment trust ("PROMETHEUS"), having an address at ? Lazard Freres Real Estate Investors L.L.C., 30 Rockefeller Center, New York, New York 10020, Attention: John A. Moore, LASALLE NATIONAL BANK ("BANK") having an address at 135 South LaSalle Street, Suite 1626, Chicago, Illinois 60674-4107, Attention: Mary Anne Ashmore and CTMPII FC LF (MS), a Cayman Islands exempted company ("CTMPII") having an address c/o Capital Trust, Inc., 410 Park Avenue, 14th Floor, New York, New York 10022, Attention: Loan Administrator.


                                    RECITALS

         A. Lender has previously made a loan to LSFRI II SPV REIT Corp., a Delaware corporation and Senior Quarters Funding Corp., a Delaware corporation (collectively, "BORROWER"), in the principal sum of $110,000,000 ("LOAN") in accordance with the provisions of a certain Amended and Restated Loan Agreement dated as of February 8, 2001, as amended (the "LOAN AGREEMENT").

         B. CTMPII has agreed to make a subordinate loan to Borrower in the principal sum of up to $65,000,000 (the "SUBORDINATE LOAN") in accordance with the provisions of a certain Loan Agreement (the "SUBORDINATE LOAN AGREEMENT") dated as of even date herewith.

         C. Prometheus is the sole record and beneficial owner of 21,052,631 shares of the capital stock ("STOCK") of Konover Property Trust, Inc., a Maryland corporation (the "COMPANY"), evidenced by certificate numbers TKP 0028, TKP 0026, TKP 0027 and TKP 0033 (the "CERTIFICATES").

         D. Pursuant to the terms of that certain Custodial Agreement dated as of June 30, 1999 by and among Lender, Prometheus and Bank, Prometheus has previously delivered to Bank, as custodian for Prometheus and Lender, all the Certificates (the "ORIGINAL CUSTODIAL AGREEMENT"; the Original Custodial Agreement, as amended by this Amendment, is the "CUSTODIAL AGREEMENT")

         E. CTMPII is willing to make the Subordinate Loan only if Prometheus agrees to execute and deliver this Amendment as additional protection to the Lender for the performance by the Borrower and the members of the Borrower Control Group (as such term is defined in the Subordinate Loan Agreement) of their obligations contained in the Loan Documents (as such term is defined in the Subordinate Loan Agreement).

         F. Prometheus will derive substantial economical benefit from the Subordinate Loan, and therefore, Prometheus desires to execute this Amendment in order to satisfy the conditions described in the foregoing paragraph.

         NOW THEREFORE, in consideration of CTMPII, agreement to make the Subordinate Loan and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Notwithstanding anything to the contrary contained in
Section 1 of the Original Custodial Agreement, the parties hereto agree that Bank holds possession of the Certificates and all other securities, rights, options, warrants and other instruments issued to Prometheus which, from time to time, may be delivered to Bank pursuant to the terms of the Custodial Agreement, as Custodian for CTMPII, Prometheus and Lender.

         SECTION 2. CTMPII hereby appoints the Bank as its agent, to hold on its behalf and for its benefit, the Certificates. The Bank hereby accepts such appointments and agrees to perform the responsibilities of the Bank under the Custodial Agreement. The sole responsibility of the Bank under the Custodial Agreement shall be to hold the Certificates pursuant to the direction of Lender. Notwithstanding anything to the contrary contained in the Original Custodial Agreement, Lender agrees that, upon the payment in full of the Indebtedness under the Loan Documents (as such terms are defined in the Loan Agreement), Lender shall direct the Bank to return the Certificates and all additions thereto to CTMPII. Upon payment in full of the Indebtedness under the Loan Documents (as such terms are defined in the Subordinate Loan Agreement), CTMPII shall direct the Bank to return the Certificates and all additions thereto to Prometheus.

         SECTION 3. CTMPII shall not be liable for any acts, omissions, errors in judgement or mistakes of fact or law, including without limitation, acts, omissions, errors or mistakes with respect to the Certificates, except for those arising as a result of CTMPII's willful misconduct or gross negligence. Without limiting the generality of the foregoing, except as otherwise expressly provided for in the Custodial Agreement or as required by applicable law, CTMPII shall have no duty with respect to the Certificates, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to the Certificates or the Stock, whether or not CTMPII has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other right pertaining to the Certificates or the Stock. CTMPII is hereby authorized by Prometheus to act on any written instruction reasonably believed by CTMPII in good faith to have been given or sent by Prometheus.

         SECTION 4. The reference to "Loan Documents" contained in Section 2 of the Original Custodial Agreement is hereby amended to read "Loan Documents or Loan Documents (as such term is defined in the Subordinate Loan Agreement)."

         SECTION 5. The reference to "Lender" contained in Section 6(b) of the Original Custodial Agreement is hereby amended to read "Lender or CTMPII."

         SECTION 6. The references to "Lender" contained in Section 7 of the Original Custodial Agreement are hereby amended to read "Lender and CTMPII".

         SECTION 7. The reference to "June 28, 1998" contained in Section 13 of the Original Custodial Agreement is a scrivener's error and is hereby corrected to read "June 8, 1998".

         SECTION 8. This Amendment may be amended from time to time only in a writing signed by all the parties hereto.

         SECTION 9. All notices and other communications provided for under the Custodial Agreement to be given to CTMPII shall be given to the address of CTMPII first written above.

         SECTION 10. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws.

         SECTION 11. Lender, Prometheus, Bank and CTMPII agree that all of the terms, covenants and conditions of the Original Custodial Agreement, except as expressly modified and amended pursuant to the provisions of this Amendment, remain in full force and effect.

         SECTION 12. This Amendment may be executed in one or more counterparts by some or all of the parties hereto, each of which counterparts shall be an original and all of which together shall constitute a single agreement. The failure of any party listed below to execute this Amendment, or any counterpart thereof, shall not relieve the other signatories from their obligations hereunder.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.


                                   CAPITAL TRUST, INC.


                                   By:  /s/ Jeremy Fitzgerald
                                        ---------------------------------------
                                        Name:   Jeremy Fitzgerald
                                        Title:  Managing Director


                                   PROMETHEUS SOUTHEAST
                                   RETAIL TRUST


                                   By:  /s/ John A. Moore
                                        ---------------------------------------
                                        Name:   John A. Moore
                                        Title:  Vice President and
                                                Chief Financial Officer


                                   LASALLE NATIONAL BANK


                                   By:  /s/ Marcia Moore-Allen
                                        ---------------------------------------
                                        Name:   Marcia Moore-Allen
                                        Title:  Vice President


                                   CTMPII FC LF (MS)


                                   By:  /s/ Edward L. Shugrue III
                                        ---------------------------------------
                                        Name:   Edward L. Shugrue III
                                        Title:  Authorized Signatory